As filed with the Securities and Exchange Commission
                                             on October 6, 1999

                     Commission File Number 333-63015
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               FORM SB-2/A
                           REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            BioNet Technologies, Inc.

   NEVADA                                                 84-1247085
 (State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdictions         Classification Code Number)  Identification
number)
of incorporation
or organization
                          3035 Staysail Lane
                        Jupiter, Florida  33477
                       Telephone:  (561) 745-1949
     (Address and telephone number of registrant's principal executive offices and principal place of business.)

     (Name, address and telephone number of agent for service.)

                           with copies to:
                           Jody M. Walker
                           Attorney At Law
                        7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock(1)
 $.001 par value     2,000,000        $.56(2)          $1,120,000      $350.00

(1)Represents Common Stock to be registered for distribution to shareholders of Immune Technologies, Inc. as of May 30, 1998.
(2)Based on bid price of the Company's Common Stock solely for purposes of computing the registration fee

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED OCTOBER 6, 1999
                          SUBJECT TO COMPLETION

          2,000,000 Common Shares to be distributed to Shareholders of
                         Immune Technologies, Inc.

                        BioNet Technologies, Inc.


Immune Technologies, Inc., an unaffiliated Nevada corporation
("Immune") proposes to distribute our Common Shares to their
shareholders.    This distribution was agreed to based on arms length
negotiations between their management and us when we acquired certain of their assets.

They shall:

distribute to its shareholders, (the "Distribution") a dividend of one of our Common Shares for each one share of its common stock, par value $.001 per share (the "Immune Common Stock"), held by each Immune shareholder on the Record Date.

distribute our Common Shares to their shareholders of record at the close of business on May 30, 1998 (the "Record Date").

distribute 2,000,000 of our Common Shares owned by them, which represents 2.39% of our outstanding common shares on the Record
Date.

complete the distribution as soon as practicable after the effective date of this registration statement as make the distribution without the payment of any consideration
by their shareholders.   See "The Distribution."

Immune may be deemed to be an underwriter under the Securities Act of 1933.

We will pay the expenses of the Distribution.   These expenses are
estimated to be $92,850.

We have had only a limited trading market for our Common Stock. There can be no assurance, however, that that an active trading in our Common Stock and/or a liquid market in our Common Stock will develop or, if developed, that it will be maintained.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these Common Shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We provides management control and oversight along with capital to our division, Immune Technologies and our subsidiary, GreenGold
International. We coordinate the interrelationship between ou division and subsidiary.


               The date of the Prospectus is October 6, 1999

                   REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   We file reports with the Securities and Exchange
Commission. The reports and other information we file can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New
York, New York 10048.   Copies of such material can be obtained from
the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning our business and operations deemed appropriate by the Board of Directors.

                    AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to us and the securities we offer, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to L. Alan Schafler, President, BioNet Technologies, Inc., 3035 Staysail Lane, Jupiter, Florida 33477

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL          , 1999 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO

ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS
THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  6
RISK FACTORS                                        8
THE DISTRIBUTIONS                                  12
DILUTION                                           13
THE COMPANY                                        13
BUSINESS ACTIVITIES                                14
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION                          15
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                         17
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               19
PRINCIPAL SHAREHOLDERS                             19
MARKET FOR REGISTRANT'S COMMON EQUITY              21
DESCRIPTION OF SECURITIES                          22
LEGAL MATTERS                                      23
LEGAL PROCEEDINGS                                  23
EXPERTS                                            23
INTERESTS OF NAMED EXPERTS AND COUNSEL             23

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this Prospectus.

THE COMPANY.                      Our company was incorporated in the
State of Florida on May 22, 1986
using the name Global Wrestling
Alliance, Inc.   We were authorized
to issue 75,000,000 common shares at
$.0001 par value.    We had limited
operations from 1988 through 1990 and
ceased operations at that time.

We experienced a change in control
and pursuant to a Board of Directors
meeting and subsequent written
consent of a majority of our
shareholders on May 31, 1993, we
began operations under the name
Pratt, Wylce & Lords, Ltd. and we
effectuated a One for One Hundred
reverse stock split was effectuated.

We were reincorporated in the State
of Nevada on August 18, 1993.
Pursuant to the Articles of Merger,
we are authorized to issue 75,000,000
common shares at $.001 par value and
as of July 31, 1999, we had 9,040,564
common shares outstanding.

In 1998, we changed our name was
changed to Bionet Technologies, Inc.
to more accurately reflect the nature
of our business.

Our previous business objective was
to provide consulting services which
assist the client-company in becoming
a publicly traded company.  Since we
stopped providing financial
consulting activities, we have
carried out administrative functions
and have begun liquidating our
investment portfolio.  We are
currently seeking new business
activities unrelated to the provision
of financial services.

During the years ended January 31,
1997 and 1998, we made working
capital advances to Immune
Technologies, Inc. (Immune), a former
client company, amounting to $79,800.
The business of Immune consists of
research and development and
marketing of products based on new
technology for the prevention and
related therapy of infectious
diseases in animals.

Subsequent to January 31, 1998 we
entered into a purchase and sale
agreement with Immune whereby we
purchased certain assets of Immune
consisting primarily of accounts
receivable, furniture, equipment and
intangible assets.  The purchase
price paid consists of 2,000,000
shares of our common stock and the
cash advances made

During August 1998, we issued
1,900,000 shares of our restricted
common stock to the certain
shareholders of Greengold Corporation
(Greengold) in exchange for 100% of
the outstanding common stock of
Greengold.

Greengold, to date, has been engaged
in research and development of
technology that it hopes to utilize
in the recycling and disposal of
animal waste with the first
application being hog waste.
Additional applications of its
technology are in the treatment of
industrial and municipal water and
waste treatment facilities.  The
assets and liabilities of Greengold
consist of patent costs of $7,500 and
accounts payable of $28,649 at the
acquisition date.  The fair value of
the stock issued in the transaction
amounted to $475,000.  The excess of
the fair value of the purchase price
over the assets acquired has been
treated as the purchase of research
and development costs by the Company
and has been charged to expense
during the current quarter.

Our principal offices are located at
3035 Staysail Lane, Jupiter, Florida
33477.   Our telephone number is
(561) 745-1949.


IMMUNE DISTRIBUTION
Distributing Corporation          Immune Technologies, Inc., a Nevada
corporation.

Securities Being Distributed      2,000,000 Common Shares by Immune

Purpose of Immune Distribution    To enhance our ability to raise
additional capital, if necessary, in
the future.

Immune Distribution Ratio         One Common Share for approximately
every one share of Immune Common
Stock owned of record on May 30,
1998, (the "Record Date").

Use of Proceeds                   The securities to which this from
Immune distribution Prospectus
relates are being distributed to
holders of Immune Common Stock as a
dividend and neither Immune nor us
will receive any cash or other
proceeds in connection with the
Distribution.

MARKET FOR COMMON STOCK           Prior to the date hereof, we have had
only a limited trading market for our
Common Stock.  Our Common Shares are
quoted on the NASD Electronic
Bulletin Board.

We cannot be assured that an active
trading and/or a liquid market will
develop or, if developed, that it
will be maintained.   See "Risk
Factors" and "Market Listing."

RISK FACTORS                      We will be subject to material risks,
such as uncertainty of future
financial results, liquidity
dependent on additional capital and
debt financing and risks related to
our operations, in connection with
the distribution of  the securities.
See "Risk Factors."

ABSENCE OF DIVIDENDS;
   DIVIDEND POLICY                Management does not currently intend
to pay regular cash dividends on our
Common Stock   Our Board of Directors
will review such policy from time to
time in light of, among other things,
our earnings and financial position.
We do do not anticipate paying
dividends on our Common Stock in the
foreseeable future.    See "Risk
Factors."

TRANSFER AGENT                    Florida Atlantic Stock Transfer, Inc.
is our Transfer Agent.


----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk Factors:

Risk Factors relating Our Business.

Conflicts of Interest.   Some of our directors are currently principals
of other businesses.   As a result, conflicts of interest may arise.
The directors shall immediately notify the other directors of any possible conflict that may arise due to their involvement with other
businesses.   The interested directors in any conflict shall refrain
from voting on any matter in which a conflict of interest has arisen.

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to us and approved by a majority of our disinterested
directors.   For further discussion see "Management - Conflicts of
Interest Policy."   We cannot be assured that such other activities
will not interfere with the officers' and directors' ability to discharge their obligation herein.

Benefit to Management.    In the future, we may compensate our
management with substantial salaries and other benefits.   We may be
burdened with the payment of future larger salaries, commissions and
the costs of these benefits.   We may be limited or prevented from
achieving profitable operations in the future due to these payments. However, we would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on our financial condition. Although we have utilized specific factors in determining the increase in compensation and benefits have been determined, management anticipates that individual performance, our liquidity and
profitability will be part of the determining factors.   See
"MANAGEMENT - Remuneration."

Dependence on Key Individuals. Our future success is highly dependent upon management skills of our key individuals and our ability to attract and retain qualified key individuals. Our inability to obtain and employ these individuals would have a serious effect upon our business. Other than the employment agreement with L. Alan Schafler, we do not any plans or proposals to enter into employment contracts with
any key individuals.   We cannot be assured that we will be successful
in retaining its key employees or that it can attract or retain
additional skill personnel required.   We may, in the future, purchase
key man life insurance. "COMPANY - Employees" and "MANAGEMENT."

Vulnerability to Fluctuations in the Economy.   Demand for the our
products is dependent on, among other things, general economic conditions that are cyclical in nature. Prolonged recessionary periods may be damaging to us.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. We list our Common Shares on the OTC Bulletin Board and will then apply for a NASDAQ listing upon meeting the requirements, if ever. Upon completion of this offering, we will not meet the requirements for a
NASDAQ listing   Until we obtain a listing on NASDAQ, if ever, our
securities will be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

 A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . . . . (iv)
whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of Immune Technologies, Inc. shareholders in this
Distribution to sell their shares in the secondary market.   See
"Market for Registrant's Common Equity and Related Stockholder Matters
- Broker-Dealer Sales of Company's Securities."

Limited Operating History; Operating Losses; Potential Fluctuations in
Operating Results.   We cannot be assured that we will generate
significant revenues or that we will achieve profitability or positive cash flow from our operations. We will incur losses in the near term. In addition, we may continue to experience fluctuations in operating results in the future caused by various factors, some of which are outside of our control, including general economic conditions, specific economic conditions in the parking structure industry, capital expenditures and other costs related to the expansion of operations, the timing of revenue, the introduction of our products or our competitors and the mix of products and services sold. As a strategic response to a changing competitive environment, we may elect, from time to time, to make certain pricing, service or marketing decisions or acquisitions that could have an adverse effect on our business, results of operations and financial condition from quarter to quarter.

Possible Need for Additional Financing.   Based upon our current level
of operations and anticipated growth, we believe that the we will be sufficient to enable the Company to satisfy anticipated cash flow requirements for operating, investing and financing activities, including lease and other debt obligations through the sale of our
investment securities and revenues from operations.   However, if we
are unable to satisfy such requirements from these sources, we would be required to adopt one or more alternatives, such as reducing or delaying acquisitions and capital expenditures, refinancing or restructuring its indebtedness, or selling material assets or
operations.   We cannot be assured that such alternatives would be
available to us at all or on terms reasonably acceptable to us. While we have no plans for other acquisitions, we may determine it is in our best interest to acquire other companies or to develop new businesses in the future that require us to raise additional capital in the form of debt or equity to satisfy such need.

Limited Public Market.   We only have a limited market for our Common
Shares and we cannot be assured that an active public market will ever develop.

Financial Condition.    Although management anticipates that we will
have adequate funds to pay all of our operating expenses, there can be no assurance that this will in fact occur or that we can be operated in a profitable manner. Profitability depends upon many factors, including the success of the Company's operations.

Lack of Dividends. We cannot be assured that our operations of the Company will become profitable. At the present time, we intend to use any earnings that may be generated to finance our growth and that of our division and subsidiary. See "Description of Securities" and "Dividend Policy."

Risk Factors relating to our division, Immune Technologies.

Government Regulation.   Immune Technologies shall file for approval of
its products to be utilized on animals with the United States
Department of Agriculture ("USDA").   We cannot be assured that Immune
Technologies will be able to obtain the required approvals.   For
Immune Technologies' products that will be utilized by humans, Immune Technologies shall not pursue Food and Drug Administration ("FDA")
approval.   Immune Technologies shall purse and obtain any and all
approvals.

No Diversification.   Immune Technologies has been formed to research,
development and marketing of products for the prevention and adjuvant therapy of infectious diseases in humans and animals. Therefore, Immune Technologies' financial viability will depend almost exclusively on its ability to generate revenues from its operation, and Immune Technologies will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dependence on Key Individuals. The future success of Immune Technologies is highly dependent upon the management skills of its key employees and Immune Technologies' ability to attract and retain qualified key employees. Immune Technologies' inability to obtain and employ these individuals would have a serious effect upon their business. We cannot be assured that Immune Technologies will be successful in retaining its key employees or that it can attract or
retain additional skill personnel required.   Immune Technologies
intends to enter into employment agreements for annual terms with its senior management personnel upon successful commencement of operations. See "CORPORATION - Employees" and "MANAGEMENT."

No Independent Market Research of Potential Demand for Immune Technologies' Current Operations. Immune Technologies has conducted no independent market research providing management with independent assurance from which it can estimate potential demand for its business operations. Even in the event market demand is independently identified, we cannot be assured that Immune Technologies will be successful. See "BUSINESS ACTIVITIES."

Risk Factors relating to the Company's subsidiary, GreenGold
International.

Limited Operating History and Uncertainty of Future Operating Results. Since its incorporation in 1995, GreenGold's activities have been principally devoted to positioning itself to achieve its business objectives. It has had no operating revenue to date and expects to incur losses and administrative expenses until sales of its products commence and/or revenues are received from any of its proposed
operations.   GreenGold believes future operating results over both the
short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the
control of GreenGold.   These factors include fluctuating market demand
for GreenGold's products, the quality of products, pricing, competitive products and general economic conditions.

Creating an Efficient Distribution System. The Aquameal System is a new technology with important differences from existing acquacultural technologies. This puts a special burden on the distribution system that GreenGold proposes to create in North Carolina.

Soybean Price Fluctuations in the Commodities Market.   While the long-
range trend for soybean prices is expected to continue upward in the coming years, we cannot guarantee that prices will not continue to fluctuate significantly. A season or more of lower-than-average prices may erode GreenGold's projected gross margin.

Technical Expectations Needing Further Verification.   A number of
aspects of the commercial Aquameal system remain to be proven in full-scale operation. These include design of the specialized harvesting unit, system robustness and ease of operation, large-scale field drying, routine treatment efficacy, and efficiency of duckweed feed in commercial animal husbandry.

Uncertainty of Product Revenue. We cannot be assured that GreenGold's proposed products will be successfully developed, commercialized and accepted by the marketplace or that sufficient revenues will be realized to support operations or future research and development programs.

Risk That Proposed Products Will Never Be Successfully Developed. Certain applications of GreenGold's technologies are in early or middle stages of development and will require significant further research, development, testing and regulatory clearances prior to commercialization. We cannot be assured that any of such applications will be successfully developed, prove to be safe and efficacious, receive requisite regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed and distributed.

Uncertainty of Market Acceptance of Proposed Products. GreenGold's future growth and profitability will depend, in large part, on the success of its personnel and others in fostering acceptance by the agricultural community. Such acceptance will be substantially dependent on educating these communities as to the distinctive characteristics and perceived treatment and treatment cost benefits of GreenGold's proposed products. We cannot be assured that GreenGold's efforts or those of others will be successful or that any of its proposed products will receive the necessary acceptance by these communities.

Lack of Marketing Experience; Dependence on Outside parties for
Marketing and Distribution of Products.    If GreenGold's products are
successfully developed and/or approved by applicable regulatory agencies, GreenGold intends to market and distribute some of its products through others pursuant to contractual arrangements such as joint venture, licensing or similar collaborative arrangements or distribution agreements. Any contractual arrangements with others may result in a lack of some element of control by GreenGold over any or all of the marketing and distribution of such products. Although GreenGold is currently engaged in preliminary efforts to establish marketing arrangements with respect to certain of its proposed products, we cannot be assured that GreenGold will be able to enter into any such arrangements on terms acceptable to GreenGold, or at all.

Intense Competition and Possible Technological Obsolescence. GreenGold is engaged in a rapidly evolving and highly competitive field. Competition from others is at present minimal, but it is expected to increase rapidly in the near future. Most of these companies have substantially greater capital resources, research and development staffs, facilities and experience in obtaining regulatory approvals, as well as in the manufacturing, marketing and distribution of products,
than GreenGold.    In addition, technologies that may be developed in
the future are, or may be, the basis for competitive products. We cannot be assured that GreenGold's competitors will not succeed in developing technologies and products that are more effective and/or less costly than any that are being developed by GreenGold or which could render GreenGold's technologies obsolete.

Patents and Proprietary Rights; No Assurance of Enforceability or
Significant Competitive Advantage.    GreenGold holds a patent on its
AquamealTM System.    We cannot be assured that the patent will provide
GreenGold with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by GreenGold or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement can be substantial. Furthermore, we cannot be assured that others will not independently develop similar technologies or duplicate GreenGold's technologies or design around the patented aspects of GreenGold's technologies. However, if further patents are not issued on innovations from present or future patent applications, GreenGold may be subject to greater competition. In some cases, GreenGold may rely on trade secrets to protect its innovations. We cannot be asssured that trade secrets will be established, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology.

Government Regulation.   Greengold's business is subject to various
federal, state and local government regulations, including those relating to the quality of surface and ground water under state approved farm waste management plans. Obtaining and maintaining
licenses and permits is a client obligation.   The failure by clients
to maintain current waste management permits would have a material adverse effect on GreenGold's operating results.

Trademarks.    GreenGold's ability to successfully implement its
concept will depend in part upon its ability to protect its trademarks. GreenGold has filed a trademark application with the United States
Patent and Trademark Office to register its mark and design.   There
can be no assurance that it can protect such mark and design against
prior users in areas where GreenGold conducts operations.   We cannot
be assured that GreenGold will be able to prevent competitors from using the same or similar marks, concepts or appearance.

No Diversification.   GreenGold operates on the sale of its AquamealTM
System and sale of processed AquamealTM.   Therefore, GreenGold's
financial viability will depend almost exclusively on GreenGold's ability to generate revenues from its operations, and GreenGold will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dependence on Key Individuals. The future success of GreenGold is highly dependent upon GreenGold's ability to attract and retain
qualified key employees.   GreenGold has entered into definitive
employment agreements with three of the officers.   The inability to
attract and retain these individuals for the long term would have a material impact upon the business of GreenGold.

No Independent Market Research of Potential Demand for Current
Operations. We and our subsidiary have had no independent organization conducted regarding market research providing management with independent assurance from which to estimate potential demand for GreenGold's business operations. Even in the event market demand is independently identified, we cannot be assured GreenGold will be successful.


-------------------------------------------------------
                   THE DISTRIBUTIONS
-------------------------------------------------------

Immune Technologies, Inc.    Subsequent to January 31, 1998, we entered
into a purchase and sale agreement with Immune Technologies, Inc. ("Immune") whereby we would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consisted of 2,000,000 shares of our common stock and the cash advances made.

After careful study and review, the Board of Directors of Immune determined that it would be in the best interests of Immune and its shareholders to distribute all of our Common Shares held by Immune to
its shareholders.   In addition, we and Immune determined that such a
distribution would be in our best interests. Immune shareholders may realize economic benefits from the sale of any Common Shares distribution if a market for our Common Stock develops, although there
can be no assurances that any such market  will result.   Immune and we
believe that the distribution to Immune's shareholders, which will result in an increased shareholder base of the Company, will be an advantage to us at such time as we may require additional capital
and/or make application to NASDAQ.   The increased shareholder base of
approximately 147 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of our operations. The estimated cost of the distribution (along with the distribution to Prepaid shareholders) is $22,850 that will be paid by the Company.

Accordingly, after obtaining the approval of the independent directors on Immune's Board of Directors, the Board of Directors of Immune declared a dividend pursuant to which, as soon as practicable after the effective date of this registration statement 2,000,000, constituting all of the Common Shares owned by Immune, will be distributed to the shareholders of record of Immune as of May 30, 1998 on the basis of one Common Share for each common share of Immune
Common Stock held.   The Common Shares are being distributed by Immune
as a dividend to holders of Immune Common Stock and neither the Company nor Immune will receive any cash or other proceeds in connection with
the Distribution.   No fractional Common Shares will be issued. Immune
had approximately 147 shareholders of record on the Record Date.

In order to comply with certain provisions of Nevada corporate law, on April 29, 1999 (the "Payment Date') Immune deposited the Common Shares to be distributed with Florida Atlantic Stock Transfer, Inc. (the "Depositary"). The Depositary will hold such Common Shares for the
benefit of Immune shareholders on the Record Date.   The terms of the
agreement with the Depositary provides that the Common Shares will be released promptly after the Registration Statement to which this
Prospectus relates is declared effective by the Commission.   However,
if the Registration Statement is not declared effective prior to July 31, 2000, then, unless such date is changed by notice to the Depositary from the Company, the Depositary shall return all such Common Shares to Immune without effecting the distribution.


-------------------------------------------------------
                        DILUTION
-------------------------------------------------------

Further Dilution. We may issue additional restricted Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our Common Shares. See "SALES OF STOCK PURSUANT TO RULE 144."


-------------------------------------------------------
                        THE COMPANY
-------------------------------------------------------

Organizational History.   The Company was incorporated in the State of
Florida on May 22, 1986 using the name Global Wrestling Alliance, Inc. The Company was authorized to issue 75,000,000 common shares at $.0001
par value.    The Company had limited operations from 1988 through 1990
and ceased operations at that time.   The Company experienced a change
in control and pursuant to a Board of Directors meeting and subsequent written consent of a majority of its shareholders on May 31, 1993, the Company began operations of its present business under the name Pratt, Wylce & Lords, Ltd. and a One for One Hundred reverse stock split was
effectuated.   The Company was reincorporated in the State of Nevada on
August 18, 1993.   Pursuant to the Articles of Merger, the Company is
authorized to issue 75,000,000 common shares at $.001 par value and as of December 31, 1998 there were 3,204,270 common shares outstanding. In 1998, the name of the Company was changed to Bionet Technologies, Inc. to more accurately reflect the nature of its proposed business.

The previous business objective of the Company was to provide consulting services which assist the client-company in becoming a publicly traded company. Since its cessation of financial consulting activities, the Company has carried out administrative functions and has begun liquidating its investment portfolio. The Company is currently seeking new business activities unrelated to the provision of financial services.

During the years ended January 31, 1997 and 1998, the Company made working capital advances to Immune Technologies, Inc. (Immune), a former client company, amounting to $79,800. The business of Immune consists of research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

Subsequent to January 31, 1998 the Company entered into a purchase and sale agreement with Immune whereby the Company would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consists of 2,000,000 shares of the Company's common stock and the cash advances made
 .
During August 1998, the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 100% of the outstanding common
stock of Greengold.   Greengold, to date, has been engaged in research
and development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog
waste.   Additional applications of its technology are in the treatment of industrial and municipal water and waste treatment facilities. The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current quarter.

Competition.     Any proposed business of the Company could be very
competitive.   The Company will encounter competition in its chosen
business who are already offering, or will in the future offer, the same or similar products services as those which may be offered by the Company. Entities with greater established financial resources and contacts than the Company may be competitors in the Company's chosen
business industries.    They may develop marketing strategies that are
competitive with or superior to the Company's products and/or services or which can be marketed more effectively.

Federal and/or State Regulation.   The Company is not subject to any
federal or state regulations regarding its services or proposed
activities.   However, the Company files required reports under Section
12g of the Securities Act of 1934.

Employees.   The Company has two full time employees and no part time
employees.   The Company shall employ additional individuals as
required.

Seasonal Nature of Business Activities.   The Company's business
activities are not seasonal.   The business activities of the Company's
subsidiary may be seasonal in the future.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

The Company provides the management control and oversight, maintains operating systems and provides the capital necessary to operate each
division and subsidiary.   The Company also coordinates the
interrelationship between the various divisions and subsidiaries.   The
Company provides management oversight, establishes controls and maintains operating systems. Immune Technologies is a division of the Company and GreenGold International is a subsidiary of the Company. Immune Technologies and GreenGold each have their own executive structure but the management of all divisions and subsidiaries is responsible to the president of Company.

----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties. Due to its change in business, the Company can no longer operate on revenues from its consulting fee income. During June, 1998, the Company issued 2,000,000 restricted Common Shares to Immune Technologies, Inc. (Immune) in exchange for certain
assets of Immune.   Immune had been a client of the Company and the
Company had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting that company's working capital requirements. Immune had been engaged in research and development of technology that it hopes to utilize in the diagnosis and treatment of animal diseases. The assets acquired from Immune consist of cash, inventory and fixed assets aggregating $100,972 at the purchase date.

During August 1998, the Company issued 1,900,000 of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 100% of the outstanding common stock of
Greengold.   Greengold, to date, has been engaged in research and
development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additionally applications of its technology are in the treatment of industrial and municipal water, waste treatment facilities and the
elimination and control of waste lagoons.   The assets and liabilities
of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date.

The Company will have to seek equity or debt financing to continue operations regarding its new acquisitions.

Capital Resources and Source of Liquidity.    The Company currently has
no material commitments for capital expenditures.   The Company can
meet its short term cash flow needs from the sale of investment securities ($41,438 for the six months ended July 31, 1999) and the
proceeds from stock subscriptions of $556,755.   In the long term, the
Company shall utilize the sale of its investment securities to meet its cash flow needs until the Company can implement its new business plan.

Going Concern.    The Company is not currently delinquent on any of its
obligations even though the Company has ceased to generate revenue from its consulting services.

For the six months ended July 31, 1999, the Company received proceeds from the sale of investments of $41,438 and purchased fixed assets of $4,704. This resulted in net cash provided by investing activities of $36,734 for the six months ended July 31, 1999.

For the six months ended July 31, 1998, the Company received proceeds from the sale of investment securities of $71,220 and made advances of
$23,700 to an affiliate.   This resulted in net cash provided by
investing activities of $47,520 for the six months ended July 31, 1998.

For the year ended January 31, 1999, the Company received proceeds from the sale of investments of $131,694 and purchased fixed assets of $32,049. This resulted in net cash provided by investing activities of $99,645 for the year ended January 31, 1999.

For the year ended January 31, 1998, the Company received the proceeds from the sale of investment securities of $173,114, made advances to an affiliate of $56,100 and purchased fixed assets of $1,000 resulting in net cash provided by investing activities of $116,014.

For the six months ended July 31, 1999, the Company received stock
subscriptions of $556,755.   This resulted in net cash provided by
financing activities of $556,755 for six months ended July 31, 1999.

For the six months ended July 31, 1998, the Company received proceeds from the sale of common stock of $1,550 and advances from stockholders of $77,150 resulting in net cash provided by financing activities of $78,700.

For the year ended January 31, 1999, the Company received from the sale of common stock of $197,683, proceeds from stock subscriptions of
$150,329 and advances from stockholders of $108,119.   This resulted in
net cash provided by financing activities of $456,131 for year ended January 31, 1999.

Net cash provided by financing activities for the year ended January 31, 1998 was $172,780 from the sale of its common stock ($85,961) and from advances by stockholders ($86,819).

Results of Operations.   For the six months ended July 31, 1999, the
Company did not receive any revenue due to the cessation of previous operations and the subsequent acquisitions of Immune and Greengold.
The Company had general and administrative expenses of $573,330 for the six months ended July 31, 1999 which consisted primarily of salaries and wages of $139,259, legal of $11,987, accounting of $12,194, travel of $27,975, advertising of $1,685, insurance of $24,428, consulting of $203,621, moving expense of $3,089, rent of $18,611, research and development of $74,619 and other expenses of $55,862.

For the six months ended July 31, 1998, the Company did not receive any
revenue.   The Company had general and administrative expenses of
$153,679 for the six months ended July 31, 1998 that consisted primarily of salaries and wages of $107,500, legal of $2,173, accounting of $10,975, travel of $8,152, advertising of $890, telephone of $2,077, printing of $305, consulting of $10,000, insurance of $7,427, moving expense of $17,842 and other expenses of $28,599.

For the year ended January 31, 1999, the Company did not receive any revenue due to the cessation of previous operations and the subsequent
acquisitions of Immune and Greengold.   The Company had general and
administrative expenses of $833,850 for the year ended January 31, 1999 which consisted primarily of salaries and wages of $226,163, legal of $30,037, accounting of $11,975, travel of $22,270, advertising of $890, telephone of $6,208, printing of $1,341, insurance of $45,931, consulting of $129,706, moving expense of $19,233, rent of $14,558 and
other expenses (including consolidation adjustments) of $325,538.   The
Company also had a charge off of acquired research and development costs of $1,475,000 for the year ended January 31, 1999.

For the year ended January 31, 1998, the Company did not receive any
revenue due to the cessation of operations.   The Company had general
and administrative expenses of $217,052 for the year ended January 31, 1998 which consisted primarily of salaries and wages of $101,702, legal of $15,700, accounting of $4,571, travel of $18,106, advertising of $3,565, telephone of $10,401, printing of $3,567, rent of $45,590 and other expenses of $53,850. 9

Plan of Operation.   During January 1997, the Company determined that
it was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. The Company negotiated contract termination agreements with all of its active clients that provide for the immediate discontinuance of consulting services. The termination contracts provide that the Company retains as revenue all cash paid to date and that the Company returns all or a major portion of common stock issued to it by client companies.

The Company currently intends to acquire businesses and assets as may
provide gain for the shareholders.   The Company has acquired certain
assets of Immune Technologies, Inc. and intends to continue to pursue
Immune's business plan.   Additionally, the Company acquired 80% of the
outstanding common stock of Greengold Corporation and is continuing Greengold's business plan. The Company may also choose to form corporations for the purpose of pursuing such business ventures as are deemed potentially profitable by the Board of Directors.

Impact of Year 2000.   The Year 2000 issue is the result of computer
programs being written using two digits rather than four to define the
applicable year.   Any of the Company's computer programs that have
time-sensitive software may recognize a date using 000 as the year 1900 rather than the year 2000.

This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send payments on invoices, or engage in similar normal business activities.

The Company has initiated formal communications with its business venture associates and affiliates to determine the extent to which the Company's interface systems are vulnerable to those third parties'
failure to remediate their own Year 2000 issues.   There can be no
guarantee that the systems of other companies on which the Company's own systems may rely will be timely converted and would not have an adverse effect on the Company's systems.

The Company's management has assessed the computer systems for the
Company and determined the overall systems to be Y2K ready.   The few
PC computer systems in the Company have been converted to newer
computers that are Certified Year 2000 compliant.   Some individual
minor issues have been addressed and will be resolved in the middle of
1999.   These issues would not significantly affect the function of the
Company in any case.

The Company believes that the Year 2000 issue will not pose significant operational problems for its computer systems.


---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The Executive Officers and Directors are:

L. Alan Schafler, age 63           President/Secretary/Treasurer           June 1997
                                         Treasurer Director               to present

Erich Schmid, age 52                          Director                   November, 1997
                                                                           to present

James Yanai, age 59                           Director                   November, 1997
                                                                          to present

Resumes:

L. Alan Schafler.   Mr. Schafler has been President, Treasurer and a
Director of the Company since June 1997.   Mr. Schafler has been the
president of L. Alan Schafler & Associates for the last five years. From 1974 to present, Mr. Schafler has been a management consultant providing strategic planning and problem solving resource in a wide range of corporate disciplines. Mr. Schafler's specialty is the review and appropriate realignment of integrated corporate functions to maximize the growth and profitability of the business enterprise.
Mr. Schafler obtained a B.B.A. degree in accounting from Hofstra University in 1957 and an MBA in Finance/Management from New York
University Graduate School of Business in 1959.   Mr. Schafler has
attended continuing financial/management post MBA studies and seminars
at New York University Graduate School of Business.   Mr. Schafler has
been an instructor and advisor for Management Decision Laboratory at the NYU Graduate School of Business. and attended and instructed programming and systems courses at the Systems Research Institute.

James Yanai.   Mr. Yanai is currently a Director of the Company.  He
has worked as a buyer for Delta Floral Distributors, a flower distributor since 1993.

Erich K. Schmid.   From 1994 to present, Mr. Schmid has been President
of Business Intermediary Services, Ltd., a business brokerage firm he
co-founded specializing in middle-market transactions.   Mr. Schmid has
also been a Director of Redneck Foods, Inc., a restaurant company from
January 31, 1997.   From 1985 to 1994, Mr. Schmid  was a Vice President
with New South Business Ventures, Inc. and its predecessor T.C. Wilkinson, Jr. & Associates, Inc., general business brokerage firms.
He is a member of the International Business Brokers Association, Inc.
and is a Certified Business Intermediary.   Mr. Schmid earned a
Bachelor of Science in industrial management and a Master of Science in management from the University of Akron in 1971 and 1996, respectively.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of The Nevada Revised Statutes and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Conflicts of Interest Policy. The Corporation has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the
Corporation's Board of Directors.    No such transactions by the
Corporation shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Corporation or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Corporation based on the material similarity of terms to recent consulting agreements not involving interested parties, or in all other agreements by competitive bids, at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or a committee thereof which approves such transactions.

Non-Qualified and Incentive Stock Option Plans.   During 1995, the
Company adopted the 1995 Non-Statutory Stock Option Plan that provides for granting to the Company's officers, directors, employees and certain other individuals who consult with or advise the Company,

options to acquire 750,000 shares of the Company's common stock.   The
shares issuable under the 1995 plan are at a price not less than 85% of
the fair market value of the stock on the date of grant.   The exercise
periods of the options are not to exceed ten years.

The Board of Directors suspended the Plan on June 12, 1996 and any
options granted in 1996 were suspended.   The Board of Directors
reinstated the Plan after the Company removed itself from the Investment Act of 1940. However, the Board of Directors did not reinstate any of the suspended options.

Executive Compensation.   The following table sets forth certain
summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's executive officers determined as of the end of last year.

Long Term Compensation
                   Annual Compensation                                 Awards                   Payouts
(a)             (b)        (c)            (d)         (e)            (f)            (g)        (h)     (i)
                                                      Other                                             All
Name                                                  Annual        Restricted                  LTIP   Other
and                                                   Compen-        Stock           Options/    Pay-  Compen-
Principal                   Salary         Bonus      sation        Awards           SARs       Outs   sation
Position          Year        ($)            ($)        ($)           ($)              ($)       ($)    ($)

Alan Schafler      1998      $52,500           -         -              -            $7,500(2)    -       -
President,
Treasurer
Chief Financial
  Officer

Timothy
 President,
 Treasurer
 Chief Financial
   Officer         1997       $17,500         -           -             -                -          -      -
                   1996     $ 177,000         -           -             -                -          -      -

No other officer has received compensation in the last three years. In June 1997, Mr. Schafler received options Valued at $.01 per option to purchase 750,000 Common Shares of the Company exercisable at $.19 per Common Share for a period of three years.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

During the years ended January 31, 1999 and 1998, the Company's former president who is currently a major shareholder of the Company made working capital advances to the Company of $108,119 and $86,819, respectively. The shareholder has agreed to convert the balance due to him at January 31, 1999 into shares of the Company's restricted common at a conversion rate of $.19 per share. The stock price represents the trading bid price of the Company's common stock as of the date the conversion was approved by the Company's Board of Directors.


----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 9,040,564 Common Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

                 Shareholdings

                                  Number & Class
Name and Address                  of Shares(1)              Percentage


L. Alan Schafler
2035 Staysail Lane
Jupiter, Florida 33477               500,000                 5.53%

Erich K. Schmid
40 Spring Hollow Lane
Fairview, NC 28730                    10,000(2)                .11%

James Yanai
17600 Van Ness
Torrence, CA 90504                    10,000(2)                .11%

Timothy Miles and MaryEllen Miles
#9 Niblick
Hilton Head Island, SC 29938       1,918,604                21.22%

Paul Skillicorn
Rt. 1, Box 440
Snow Hill, NC 28580                  760,608                 8.41%

William Spira
14221 Park Avenue South
Burnsville, MN 55337                 760,608                 8.41%

Immune Technologies, Inc.
6400 Bradley Park Drive
Suite A-4
Columbus, Georgia 31904            2,000,000                22.12%

All Directors & Officers
as a group (3 persons)               500,000                 5.53%%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2)Assumes exercise of outstanding options. The Company has issued to each Erich Schmidt and James Yanai, Directors, an option to purchase 10,000 Common Shares at $.25 per Common Shares. The option period is for three years from December, 1998.

Options.     The Company has issued Dexter Thompson, a non-affiliate an option to purchase 9,000 Common Shares at $.437 per Common Share. The option vests in three equal installments annually beginning April 5, 2000.

The Company has issued Anthony Bertrami, a non-affiliate, an option to purchase 20,000 Common Shares at $.25 per Common Shares. The option period is for three years from December, 1998.

The Company has issued Clint Clark, a non-affiliate an option to purchase 10,000 Common Shares at $.25 per Common Shares. The option period is for two years from May 30, 1997.

----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
----------------------------------------------------------

The Company's Common Stock is traded on the OTC Bulletin Board under
the symbol  "BNTK".   The following table sets forth the range of high
and low bid quotations for the Company's Common Stock for each quarter of the last two fiscal years, as reported by the OTC Bulletin Board. The Company's market makers are Paragon Capital Corp., Olsen Payne Company, Sharpe Capital, Inc., Wien Securities Corp. and North American Institutional Brokers. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended                     Bid Price
                             High             Low

7/31/99                      .625             .625
4/30/99                      .562             .562
1/31/99                     1.125             .937
10/31/98                      .25             .25
7/31/98                      .437             .375
4/30/98                      .375             .375
1/31/98                      .406             .375
10/31/97                     .500             .437

The Company's common stock commenced trading on the over-the-counter market in October 1996. Prior to that time, there was no market for the securities of the Company.

Holders.     The approximate number of holders of record of the
Company's $.001 par value Common Stock, as of December 31, 1999, was
500. Currently, as of September 30, 1999, there are 635 holders of record.

Dividends. Holders of the Company's Common Stock are entitled to receive such dividends as may be declared by its Board of Directors. Since inception no dividends on the Company's Common Stock have ever been paid, and the Company does not anticipate that dividends will be paid on its Common Stock in the foreseeable future.

Broker-Dealer Sales of Company Securities.    Until the Company
successfully obtains a listing on the NASDAQ quotation system, if ever, the Company's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000
or $300,000 jointly with their spouse).   For transactions covered by
the rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy
of the written statement.   A designated security means any equity
security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation
to the date of the transaction with the person.    Consequently, the
rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Distribution to sell their shares in the secondary market.

The Company's securities will likely continue to trade below $5.00 and such securities is subject to the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended.
Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to
75,000,000 Common Shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock. There are presently outstanding 10,897,263 Common Shares.

Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of the Company, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed and the Articles of Incorporation shall not be amended in this particular.


Transfer Agent. Florida Atlantic Stock Transfer, Inc. acts as transfer agent for the Company.

-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Nevada, as amended and the representations by the management of the Company that appropriate action under Nevada law has been taken by the Company.

--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------


The Company is not involved in any legal proceedings as of the date of this Prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Unaudited Consolidated Balance Sheet
   As of July 31, 1999                           25
Unaudited Consolidated Statements of Operation
   For the three and six months ended July 31,
   1999 and 1998                                 26
Unaudited Consolidated Statements of
   Cash Flows for the Six Months ended July 31,
   1999 and 1998                                 27
Notes to Unaudited Financial Statements          28
Independent Auditor's Report                     29
Consolidated Balance Sheet as of January
   31, 1999                                      30
Consolidated Statements of Operations for the
   Year ended January 31, 1999 and 1998          31
Consolidated Statements of Stockholders'
   Equity for the Years ended January 31,
   1999 and 1998                                 32
Consolidatee Statements of Cash Flows for the
   Year ended January 31, 1999 and 1998          33
Notes to Financial Statements                    34

                 BioNet Technologies, Inc.
                Consolidated Balance Sheet
                       July 31, 1999

                          ASSETS

Current assets:
  Cash and cash equivalents                        $     107,853
  Trading securities                                     138,750
  Inventory                                               11,890
                                                   -------------
      Total current assets                               258 493

Property and equipment, at cost, net of
  accumulated depreciation of $25,049                    100,939

Other assets                                              31,353
                                                   -------------
                                                        $390,785
           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $      63,004
  Accrued expenses                                        55,943
                                                   -------------
      Total current liabilities                          118,947


Stockholders' equity:
 Preferred stock, $.001 par value,
  50,000 shares authorized,
  5,000 shares issued and outstanding                          5

 Common stock, no par value,
  75,000,000 shares authorized,
  9,040,564 shares issued and outstanding                  9,041
 Additional paid in capital                            2,565,683
 Subscriptions to common stock                           902,022
 Accumulated deficit                                  (3,204,913)
                                                     -----------
                                                         271,838
                                                     -----------
                                                        $390,785



See accompanying notes to consolidated financial statements.

              BioNet Technologies, Inc.
        Consolidated Statements of Operations

                                                          Three Months Ended          Six Months Ended
                                                              July 31,                    July 31,
                                                           1999          1998          1999          1998
Revenues                                               $     -       $     -       $     -       $     -

Costs and expenses
  General and administrative                             310,190       153,679       573,330       195,940
  Charge off of acquired research and development cost      -          978,828          -          978,828
                                                       ---------      --------     ---------     ---------
(Loss) from operations                                  (310,190)  (1,132,507)      (573,330)   (1,174,768)

Other income and (expense):
  Gain (loss) realized from sale of investments           23,438        5,796        (21,062)       36,952
  Unrealized gain (loss) on investments                  (11,000)     (54,615)       (33,000)        1,985
  Interest espense                                          (355)        -              (925)         -
                                                       ---------      --------     ---------     ---------
                                                          12,083      (48,819)       (54,987)       38,937   3

(Loss) before income taxes                              (298,107)  (1,181,326)      (628,317)   (1,135,831)
Provision for income taxes                                  -            -              -             -
                                                       ---------      --------     ---------     ---------

Net income (loss)                                      $(298,107) $(1,181,326)     $(628,317) $(1,135,831)


Basic earnings (loss) per share:
 Net income (loss)                                     $   (0.33)    $  (0.30)     $   (0.07)    $  (0.31)

 Weighted average shares outstanding                   9,040,564    3,956,070      9,040,564     3,621,703


See accompanying notes to consolidated financial statements.

                BioNet Technologies, Inc.
          Consolidated Statements of Cash Flows

                                                                 Six Months Ended
                                                                     July 31,
                                                               1999            1998

  Net cash provided by (used in)
   operating activities                                   $   (503,378)       $ (123,321)

Cash flows from investing activities:
   Proceeds from sale of investments                            41,438            71,220
   Advances to affiliate                                          -              (23,700)
   Purchase of fixed assets
Net cash provided by (used in) investing activities             (4,704)                -
                                                           -----------          ---------
                                                                36,734            47,520
Cash flows from financing activities:
   Proceeds from sale of common stock                             -                1,550
   Proceeds from stock subscriptions                           556,755              -
   Advances from stockholders                                     -               77,150
                                                           -----------          --------
Net cash provided by (used in) financing activities            556,755            77,700

Increase (decrease) in cash                                     90,111             2,899
Cash and cash equivalents,
 beginning of period                                            17,742             1,528
                                                            ----------          --------
Cash and cash equivalents,
 end of period                                            $   107,853         $    4,427




See accompanying notes to consolidated financial statements.

Bio Net Technologies, Inc.
Notes to Unaudited Financial Statements
31-Jul-99

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the provisions of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with information provided in the Company's report on Form 10-K for the year ended January 31, 1999.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Income (loss) per share was computed using the weighted average number of common shares outstanding.


Investments

At July 31, 1999 the Company had investments in common equity securities as follows:
                                         Historical    Fair
                                  Shares    Cost       Value

Level Best Golf, Inc.               3,500     5,250          -
Immune Technologies, Inc.          10,000    15,000          -
National Sorbents, Inc.            88,000   264,000     66,000
Advanced Sterilizer Technology     10,000    15,000          -
Casinovations, Inc.                29,100    43,650     72,750
Grand Slam Licensing, Inc.         10,000    15,000          -
First Nordic                       55,000     5,000          -
                                          ---------  ---------
                                           $362,900   $138,750

Fair value of National Sorbents Inc. and Coronado Industries as of April 30, 1999 was determined by reference to price quoted on the NASDAQ OTC Bulletin Board. No public market exists for the other securities listed. Fair value of these securities is based on the price paid by qualified investors in recent private placements of the securities as adjusted by management to reflect significant changes in investee company financial conditions.

During the six months ended July 31, 1999, the Company received net proceeds from the sale of investment securities aggregating
$41,438 and recorded losses from the transactions aggregating
$21,062.00

During the six months ended July 31, 1999, the Company received gross proceeds from the sale of stock subscriptions aggregating
$556,755.00

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
BioNet Technologies, Inc.
(formerly Pratt, Wylce & Lords, Ltd.)

We have audited the balance sheet of BioNet Technologies, Inc. as of January 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position BioNet
Technologies, Inc. as of January 31, 1999, and the results of its operations, changes in stockholders' equity and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, investment securities not readily marketable amounting to $135,250 as of January 31, 1999, have been valued at fair value as determined by the Board of Directors. We have reviewed the procedures applied by the directors in valuing such securities and investments and have inspected underlying documentation, and in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, the Board of Directors estimate of fair values may differ significantly from the values that would have been used had a ready market existed for the securities, and the difference could be material.



                       James E. Scheifley & Associates, P.C.
                       Certified Public Accountants
Denver, Colorado
June 12, 1999

            BioNet Technologies, Inc.
           Consolidated Balance Sheet
                January 31, 1999

                     ASSETS

Current assets:
  Cash and cash equivalents                       $     17,742
  Trading securities                                   234,250
  Inventory                                             11,890
                                                  ------------
      Total current assets                             263,882

Property and equipment, at cost, net of
  accumulated depreciation of $13,049                  108,215

Other assets                                             9,103
                                                  ------------
                                                  $    381,200
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $     91,618
  Accrued expenses                                      41,182
                                                  ------------
      Total current liabilities                        132,800


Stockholders' equity:
 Preferred stock, no par value,
   50,000 shares authorized,
   5,000 shares issued and outstanding                       5

 Common stock, no par value,
  75,000,000 shares authorized,
  7,915,564 shares issued and outstanding                9,041
 Additional paid in capital                          2,565,683
 Subscriptions to common stock                         345,267
 Unearned services                                     (95,000)
 Accumulated deficit                                (2,576,596)
                                                  ------------
                                                       248,400
                                                  ------------
                                                  $    381,200




See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Operations

                                                          Year Ended January 31,
                                                          1999             1998
Revenues                                                $     -        $      -

Costs and expenses
  General and administrative                               833,850       217,052
  Charge off of acquired research and develpoment costs  1,475,000             -
                                                        ----------     ---------
(Loss) from operations                                  (2,308,850)     (217,052)

Other income and (expense):
  Gain (loss) realized from sale of investments             34,194        20,797
  Unrealized gain (loss) on investments                     69,756      (244,474)
  Interest espense                                          (1,087)            -
                                                        ----------      --------
                                                           102,863      (223,677)

(Loss) before income taxes                              (2,205,987)     (440,729)
Provision for income taxes                                    -                -
                                                        ----------     ---------
Net (loss)                                             $(2,205,987)    $(440,729)


Basic earnings (loss) per share:
 Net income (loss)                                      $     (.39)     $    (.14)

 Weighted average shares outstanding                     5,715,465      3,040,652



See accompanying notes to consolidated financial statements.

          BioNet Technologies, Inc.
Consolidated Statement of Stockholders' Equity
    Years Ended January 31, 1999 and 1998

                                                               Additional    Unpaid
                           Preferred Stock     Common   Stock    Paid In       Stock     Unearned    Accumulated
                           Shares   Amount     Shares   Amount   Capital  Subscriptions  Services      Deficit       Total

Balance, January 31, 1997       -        -  2,874,596   $2,875  $455,461    $(31,500)           -     $15,923     $(362,966)

   Sale of common stock
     for cash                                 380,674      380    99,580           -            -                    99,960

   Collection of stock
      subscriptions             -        -          -        -         -      31,500            -           -        31,500

Net loss for the year           -        -          -        -         -           -            -    (386,532)     (386,532)
                           ------   ------    -------  -------    ------     -------       ------    --------      --------
 Balance, January 31, 1998      -        -  3,255,270    3,255   555,041           -            -    (370,609)      187,687

   Sale of stock for cash       -        -    760,294      761   196,923           -            -           -       197,683

   Common stock issued
      for services              -        -  1,125,000    1,125   212,625           -     $(95,000)          -       118,750

   Preferred shares issued
      for services          5,000        5          -        -     4,995           -            -           -         5,000
   Fair value of preferred
      stock conversion rights
      vested during year        -        -          -        -   125,000           -            -           -       125,000

   Stock subscriptions
      received in cash          -        -          -        -         -     150,329            -           -       150,329

   Stock subscriptions
      received for debt
      conversion                -        -          -        -         -     194,938            -           -       194,938

   Common shares issued
      for merger                -        -  1,900,000    1,900   473,100           -            -           -       475,000

   Common shares issued
      for asset purchase        -        -  2,000,000    2,000   998,000           -            -           -     1,000,000

Net loss for the year           -        -          -        -         -           -            -  (2,205,987)   (2,205,987)
                          -------   ------  ---------   ------   -------      ------       ------   ---------     ---------
 Balance, January 31, 1999  5,000   $    5  9,040,564  $ 9,041 $ 2,565,683 $ 345,267     $(95,000)$(2,576,596)     $248,400
                           ======   ======  =========  ======= =========== =========     ======== ===========      ========

See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Cash Flows

                                                          Year Ended January 31,
                                                            1999            1998
Cash flows from operating activities:
  Net income (loss)                                    $   (2,205,987)    $ (440,729)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation                                                 9,837          1,343
   Unrealized (appreciation) depreciation on investments      (69,796)       244,474
   Gain from sale of investments                              (34,194)       (20,797)
   Write off of purchased research costs                    1,475,000              -
   Common stock issued for services                           248,750         14,000
Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts and notes receivable                              -             1,100
      Inventory                                               (11,890)             -
    (Decrease) increase in:
      Accounts payable                                          9,285        (97,600)
      Accrued expenses                                         39,433              -
                                                          -----------      ---------
              Total adjustments                             1,666,425        142,520
                                                          -----------      ---------
  Net cash provided by (used in)
   operating activities                                      (539,562)      (298,209)

Cash flows from investing activities:
   Proceeds from sale of investments                          131,694        173,114
   Advances to affiliate                                         -           (56,100)
   Purchase of fixed assets                                   (32,049)        (1,000)
                                                          -----------      ---------
Net cash provided by (used in) investing activitie             99,645        116,014
                                                          -----------      ---------
Cash flows from financing activities:
   Proceeds from sale of common stock                         197,683         85,961
   Proceeds from stock subscriptions                          150,329              -
   Advances from stockholders                                 108,119         86,819
                                                          -----------      ---------
Net cash provided by (used in) financing activitie            456,131        172,780
                                                          -----------      ---------
Increase (decrease) in cash                                    16,214         (9,415)
Cash and cash equivalents,
 beginning of period                                            1,528         10,943
                                                          -----------      ---------
Cash and cash equivalents,
 end of period                                             $   17,742       $  1,528
                                                           ==========       ========

                                       Year Ended January 31,
                                            1999            1998
Supplemental cash flow information:
   Cash paid for interest              $      -         $      -
   Cash paid for income taxes          $      -         $      -


See accompanying notes to consolidated financial statements.

BioNet Technologies, Inc.
Notes to Financial Statements

Note 1.  Summary of significant accounting policies.

Organization
The Company was incorporated in the State of Florida on May 22, 1986 as Pratt, Wylce & Lords, Ltd The Company had limited operations from 1988 through 1990 and ceased operations at that time. The Company experienced a change in control and began operations of its present business as of May 31, 1993. The Company was reincorporated in the State of Nevada on August 18, 1993 and during the year ended January 31, 1999 changed its name to BioNet Technologies, Inc.

The Company was in the business of providing financial consulting services for corporate clients. As compensation for these services, the Company received both cash and common stock of the companies to which it provided its services. The Company had elected to be treated as a Business Development Company pursuant to Section 54 of the Investment Company Act of 1940.

During January 1997, the Company determined that it was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. The Company negotiated contract termination agreements with all of its active clients which provide for the immediate discontinuance of consulting services. The termination contracts provide that the Company retain as revenue all cash paid to date and that the Company return all or a major portion on common stock issued to it by client companies. Since its cessation of financial consulting activities during January 1997 the Company has carried out administrative functions and has begun liquidating its investment portfolio. The Company is currently seeking new business activities unrelated to the provision of financial services and during the year ended January 31, 1999 has completed a merger with GreenGold International, Inc. and a asset acquisition agreement with Immune Technologies, Inc. (see Note 2,)

Securities valuation
Investments in unrestricted securities that are traded in the over-the-counter market are generally valued at the closing bid price on the last day of the year. Restricted securities and securities for which no public market exist are valued at fair value as determined by the Board of Directors. These securities are initially valued at the price per share provided for in the client company's private sale of its securities. Periodic adjustments to the initial fair value are made when deemed appropriate by the directors based upon intervening events or circumstances that would have a material effect on the Company's ability liquidate the securities. Such intervening events and circumstances would include among others material changes in the client's financial position and results of operations, doubts about the client's ability to continue as a going concern, a petition in bankruptcy, the discovery of a material legal or environmental claim, more recent sales of non-trading securities or the abandonment of plans to complete a registration of the securities for public sale.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents during the periods presented.

Furniture and equipment
Furniture and equipment are stated at cost. Depreciation is provided for by the straight-line method over estimated useful lives as follows:
              Equipment                        5 years

Revenue
Revenue from the sale of investments is recorded on settlement dates as determined by independent brokers and dealers in securities. The use of trade dates for determination of such revenue would not have a material effect on reported amounts.

Income taxes
Deferred taxes are provided to reflect the income tax effects of amounts included for financial statement purposes in different periods than for tax purposes, principally unrealized appreciation of investments and the valuation of securities received as revenue, the constructive receipt of which for income tax purposes precedes the establishment of fair value under generally accepted accounting principles. Valuation of the securities for income tax purposes is based on fair value at the date the shares are issued to the Company, which is generally one to three months prior to the private sale of stock by the client company.
Per share amounts

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting
Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

Concentration of credit risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and investments in client company common stocks. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. Client company common stocks are generally thinly traded new issues traded in the over-the-counter market or securities for which no market exists. Attempts by the Company or others to sell substantial positions in these securities could have material negative effects on quoted market prices and the resulting fair value of the securities.

Estimates
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Management estimates the fair value of its investments in securities for which no public market exists based on the factors mentioned above. It is reasonably possible that changes may occur in the near future with respect to client company activities that would require adjustment of the fair value of these securities.

Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company paid stock based compensation to certain officers and shareholders as described in Notes 5 and 8.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in any business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date, which would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.


Note 2.  Business acquisitions

During June 1998, the Company issued 2,000,000 shares of its restricted common stock to the shareholders of Immune Technologies, Inc. (ITI) in exchange for certain assets of ITI. ITI had been a client of the Company and the Company had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting that company's working capital requirements. Immune to date has been engaged in research and development of technology it hopes to utilize in the diagnosis and treatment of animal diseases.

The assets acquired from ITI consist of cash, inventory and fixed assets aggregating $100,972 at the purchase date. The fair value of the stock issued in the transaction amounted to $1,000,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current year.

During August 1998, the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 80% of the outstanding common stock of Greengold. Greengold to date has been engaged in research and development of technology it hopes to utilize in the recycling and disposal of hog farm waste.

The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current year.

Had the above described acquisitions occurred at the beginning of the fiscal year ended January 31, 1999, the Company's results of operations would be as follows:

Revenues                $      -
Net loss                $(2,099,874)
Basic loss per share    $     (.29)


Note 3.  Investments

Common stock of client companies was issued to the Company as payment for its services and was recorded as revenue ratably over the term of the consulting contract. As indicated in Note 1, the Company has completed termination agreements with all of its consulting clients.

At January 31, 1999 the Company had investments in listed common equity securities as follows:

                                                    Historical    Fair
                                           Shares      Cost       Value
Free trading shares:
National Sorbents, Inc.                    88,000    $264,000   $
99,000
First Nordic                               55,000       5,000       -
                                                     --------   -------
-
                                                     $269,250   $
99,000

Fair value of securities as of January 31, 1999 was determined by reference to prices quoted on the NASDAQ OTC Bulletin Board.

The shares of National Sorbents, Inc. were issued to the Company during November 1995. At January 31, 1997, the Board of Directors determined that intervening events and circumstances had arisen that would require adjustment of the fair value of these securities as of January 31, 1997 to zero value. Specifically, the company has suffered significant deterioration of financial position and results of operations and has halted its efforts to register its securities for public sale. During the year ended January 31, 1998, this client company was able to establish limited trading of its securities in the over the counter market.

At January 31, 1998 the Company had investments in common equity securities for which no public market exists as follows:
                                          Historical       Fair
                                 Shares      Cost          Value
Rubicon Sports, Inc.              25,000    $  37,500    $  62,500
Immune Technologies, Inc.         10,000       15,000         -
Casinovations Incorporated        29,100       43,650       72,750
                                           ----------    ---------
                                           $   96,150   $  135,250

The securities of Rubicon Sports, Inc and Casinovations Incorporated were valued at their fair value, which in both cases amounted to $2.50 per share. Both of these companies have continued private offerings of their securities at $2.50 per share during the year ended January 31, 1999. No intervening events or circumstances occurred subsequent to the valuation of these securities that would require an adjustment to their valuation as of January 31, 1999. The shares of Immune Technologies, Inc. have been reduced to a zero value as that company became an inactive shell company as a result of the asset acquisition described in Note 2.

The Company owns less than 15% of outstanding common stock of its former client companies.

During the year ended January 31, 1999, the Company completed the followingtransactions with respect to its portfolio of listed securities:

Sales for cash
                                 Shares      Proceeds      Gain
Players Network, Inc.            25,000     $ 43,282      $  5,782
Coronado Industries, Inc.       100,000     $ 88,412      $ 28,412

During the year ended January 31, 1998, the Company completed the following transactions with respect to its portfolio of listed securities:

Sales for cash
                                 Shares      Proceeds    Gain (Loss)
National Sorbents, Inc.          40,000     $  7,520      $(52,480)
Gaming Ventures, Inc.            13,444     $ 32,988      $ 12,822
Level Best Golf                  48,101     $132,606      $ 60,455


Note 4.  Furniture and equipment

Furniture and equipment consists of the following at January 31, 1999:

  Office equipment                                $ 27,007
  Lab equipment                                     92,757
  Leasehold improvements                            15,100
                                                  --------
                                                   134,864
  Less accumulated depreciation                    (13,049)
                                                  --------
                                                  $121,815

Depreciation expense charged to operations was $9,838 and $1,343 during the years ended January 31, 1999 and 1998 respectively.


Note 5.  Capital share transactions

During the period covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exceptions from registration under section 4(2), it could still be liable for recession of the sales if such exceptions were found not to apply. The Company has not received a request for rescission of shares nor does it believe that it is probable that its shareholders would pursue rescission nor prevail if such action were undertaken

During the year ended January 31, 1998 the Company issued 329,674 shares of its common stock to a limited investor group for cash aggregating $85,961.Additionally, the Company issued 50,000 shares of its common stock valued at $.25 per share for services provided to the Company.

Additionally, the Company issued 50,000 shares of its common stock valued at $.25 per share for services provided to the Company during the year ended January 31, 1998.

During the year ended January 31, 1999 the Company issued 760,294 shares of its common stock to a limited investor group for cash aggregating $197,683 and collected an additional $150,329 in cash and converted $197,938 of shareholder debt in exchange for subscriptions to its restricted common stock. The subscribed stock will be issued at $.19 per share based in the trading value of the Company's common stock during the subscription period.

Additionally during 1999, the Company issued an aggregate of 3,900,000 shares of its common stock for the acquisitions of ITI and GGC (see
Note 2).

In connection with an employment contract with its president, the Company issued 5,000 shares of its $.001 par value preferred stock at a nominal value of $1.00 per share for services provided by the officer. The shares are convertible into common stock at the rate of 1,000 shares of common stock for each share of preferred stock to be converted. Conversion rights vest to the officer based upon performance goals for the Company as included in the employment contract.

During the year ended January 31, 1999, the first performance goal was attained whereby the Company became obligated to convert 250 shares of the preferred stock into its restricted common stock. The fair value of the common stock at the vesting date amounted to $.50 per share based upon the bid value of the stock. The Company has recorded $125,000 of compensation expense in connection with the vesting of the conversion rights. Additional vesting of the conversion rights will be based upon the maintenance of minimum bid prices of the Company's common stock for a thirty day period at the following levels: 250 shares at $.50, 250 shares at $.75, 250 shares at $1.50, balance of the shares (4,000) 250 shares are convertible for each $.50 increase in the minimum bid price for the thirty day period or upon the Company achieving an annual net profits and annual increases thereof of $.05 per share for each subsequent 250 share preferred stock series. . Subsequent to January 31, 1999, 500 shares of the preferred stock became convertible.

During the year ended January 31, 1999, the Company issued an aggregate of 1,125,000 shares of its common stock as compensation to an officer and others for services performed and to be performed for the Company. The shares were valued at the bid price of the Company's common stock ($.19 per share) at the date that the compensation shares were approved by the Company and the recipients. The value of the compensation shares issued for future services amounted to $95,000 and has been shown in the accompanying financial statements as unearned services, a reduction of stockholders' equity. This amount will be recorded as expense during the year ended January 31, 2000.


Note 6.  Commitments

The Company has entered into an operating lease for its office and research facility which calls for annual rental payments aggregating $19,200. The lease term extends through June 30, 2003. Minimum annual rental payments under the lease are as follows for the years ended January 31, 2000 through 2003: 2000 - $19,200; 2001 - $19,200; 2002 -
$19,200, 2003 - $8,000.

Rent expense amounted to $14,558 and $5,590 for the years ended January 31, 1999 and 1998, respectively.

The Company has entered into an employment agreement with its president which provides for annual compensation and benefits aggregating
$153,000 for the year ended January 31, 2000 and $168,000 annually thereafter through 2003.


Note 7. Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company currently has net tax operating loss carryforwards aggregating approximately $2,800,000 which expire beginning in 2008. The principal difference between the Company's book operating losses and income tax operating losses results from recognition of unrealized gains or losses on securities owned for financial statement purposes. The deferred tax asset resulting from the operating loss carryforward described above (approximately $952,000) has been fully reserved. The increase in the reserve during the year ended January 31, 1999 amounted to approximately $665,000.

Note 8. Stock option plan

During 1995, the Company adopted the 1995 Non-Statutory Stock Option Plan which provides for granting to the Company's officers, directors, employees and certain other individuals who consult with or advise the Company, options to acquire up to 750,000 shares of the Company's common stock. The shares issuable under the 1995 plan are at a price not less than 85% of the fair market value of the stock on the date of grant. The exercise periods of the options are not to exceed ten years. No options have been granted pursuant to the plan as of January 31, 1998.

In connection with the employment agreement disclosed in Note 6, the Company's president was granted options to purchase 750,000 shares of the Company's common stock at an exercise price of $.19 per share, the fair value of the common stock at the date of the agreement. The option is exercisable for a five year period. The Company has not recorded compensation expense in connection with the option grant.

The fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:


Market value                  $2.50
Expected life in years            5
Interest rate                   6.5%
Volatility                       10%           10.00%
Dividend yield                 0.00%            0.00%

Stock based compensation costs would have increased pretax losses by $23,340 ($.00 per share) 1999 if the fair value of the options granted during the year had been recognized as compensation expense.


Note 9. Related Party Transactions.

During the years ended January 31, 1999 and 1998, the Company's former president who is currently a major shareholder of the Company made working capital advances to the Company of $108,119 and $86,819, respectively. The shareholder has agreed to convert the balance due to him at January 31, 1999 into shares of the Company's restricted common at a conversion rate of $.19 per share. The stock price represents the trading bid price of the Company's common stock as of the date the conversion was approved by the Company's Board of Directors.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of the Company provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Immune Technologies, Inc. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                        350.00
State Securities Laws (Blue Sky) Fees and Expenses                 .00
Printing and Engraving Fees                                   1,500.00
Legal Fees                                                   15,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                           500.00
Miscellaneous                                                   500.00

Total                                                       $22,850.00

Item 26.   Recent Sales of Unregistered Securities.

Name                                      Total Number                     cash
                        Date Issued         of Common Shares             payment

Wilhelm Schleidt             5/20/96             1,000                    2.75
Johnny Wong                  7/19/96             3,000                   2.625
Jared Mcgowan                8/29/96             1,000                   2.812
Mark Mcalister                9/4/97            40,000                    0.25
Mark Schklar                  9/4/97            20,000                    0.25
Michael Schklar               9/4/97            20,000                    0.25
Johnny and Barbara Wong TTEES 9/4/97            20,000                    0.25
U/A DTD 7/16/80 FBO Johnny and Barbara Wong
Paul Spiegler and Renee
   Spiegler JT TN             9/4/97            40,000                    0.25
James Yanai                   9/4/97            16,000                    0.25
Kazu Fujita                   9/4/97            20,000                    0.25
John Polli                    9/4/97            25,000                    0.25
Mark Schklar                 10/9/97            20,000                    0.25
Michael Schklar              10/9/97            15,000                    0.25
Mark Mcalister               12/8/97            60,000                    0.25
Itsuo Shiotani               12/8/97             8,000                    0.25
Elizabeth Gheen              1/23/98            48,000                  0.3125
Mitsuo Tatsugawa Defined
    Benefit                  2/25/98            28,674                  0.3125
Pension Plan U/A DTD 9/1/88
James Yanai                  2/25/98            15,000                  0.3125



Johnny and Barbara
    Wong TTEES               2/25/98            15,000                  0.3125
U/A DTD 7/16/80 FBO
   Johnny and Barbara Wong
Immune Technologies           5/8/98         2,000,000                  22.12%
Marcorp, Inc.                6/26/98             6,200                    0.25
Larry Zonner                 9/24/98             1,500                   0.156
Parool A Vyas                9/24/98             2,000                   0.156
Larry Zonner                10/16/98             4,500                    0.16
Kieth Gold                  10/21/98            40,936                   0.187
Peter Polakoff               11/4/98            10,000                    0.25
Nick Davidge                 11/4/98            40,000                    0.25
Tomas and Susan Lanzaro
    JT TEN                   4/28/98            40,000                   0.375
Ronald Conklin               4/28/98            60,000                   0.375
Anthony Bertrami             4/28/98            40,000                   0.375
Harvey Brice                 4/28/98            60,000                   0.375
Leon Ruchlamer               4/28/98           100,000                   0.375
Harvey Brice                11/18/98            66,666                   0.375
Nick Davidge                11/20/98            20,000                     0.5
Cynthia Levine              11/23/98            40,000                     0.5
Anthony Bertrami            11/23/98            20,000                     0.5
Lionel Nakisher             11/23/98            20,000                     0.5
Yochanan Ben-Ner            12/15/98            60,000                   0.468
Ralph and Carol Lynn
    Kingrey                 12/28/98            20,000                   0.218
Kingrey JT TEN
Theodore Kolbert            12/28/98             6,000                   0.218
Peter Polakoff              12/28/98            10,000                   0.218
Ronald Conklin              12/28/98            20,000                   0.218
Timothy Miles               12/28/98         1,731,421                    0.19
L. Alan Schafler            12/28/98           500,000                    0.16
Ann B Anderson              12/29/98            12,500                   0.218
Jarrod Ray Kingrey           1/13/99             2,850                   0.937
Bruce E Winter  DTD 3-20-92  3/30/99            27,778                   0.687
Bruce E Winter TTEE
Elizabeth Gheen              3/29/99           275,000                    0.45
Alan Filson                  3/29/99           132,000                    0.45
Mitsuo Tatsugawa             3/29/99           250,000                    0.45
Timothy Miles                3/29/99           125,000                    0.45
Kevin Tatsugawa              3/29/99            11,250                    0.45
Laurie Tatsugawa             3/29/99            17,500                    0.45

These sales were made pursuant to an exemption from registration
pursuant to Section 504 of Regulation D.   The offering was approved
and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Item 27.	Exhibit Index.

 The following of exhibits are filed with this report:
(1)      Not Applicable
(2)      Articles of Incorporation incorporated by reference to Form
           10SB File Number 0-25792
(2.1)    Articles of Merger incorporated by reference to Form 10SB,
         File Number 0-25792
(2.2)    Bylaws incorporated by reference to Form 10SB, File
         Number 0-25792
(3)      Common Stock Certificate incorporated by reference to Form
         10SB, File Number 0-25792
(4)      Not Applicable
(5)      Not Applicable
(6)      Not Applicable
(7)      Not Applicable
(8)      Not Applicable
(9)      Not Applicable
(10.1)   Purchase and Sale Agreement dated May, 1998 between the
           Company and Immune Technologies, Inc. incorporated by
           reference to Form SB-2 file No. 333-77461
(11)     Not Applicable
(12)     1995 Non-Statutory Stock Option Plan incorporated by reference to Amendment 3 to Form 10SB, File Number 0-25792
(13)     Not Applicable
(14)     Not Applicable
(15)     Not Applicable
(16)     Not Applicable
(17)     Not Applicable
(18)     Not Applicable
(19)     Not Applicable
(20)     Not Applicable
(21)     Not Applicable
(22)     Not Applicable
(23)     Not Applicable
(24)     Consent of James E. Scheifley & Associates, P.C.
(25)     Not Applicable
(26)     Not Applicable
(27)     Financial Data Schedule
(28)     Not Applicable

Item 28.	Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration
Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jupiter, State of Florida on the 6th day of October, 1999.

                                       BioNet Technologies, Inc.


                                        /s/ L. Alan Schafler
                                        -------------------------------
-
                                        By: L. Alan Schafler, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                               Capacity                   Date


/s/L. Alan Schafler          Principal Executive Officer   October 6, 1999
-------------------           Principal Financial Officer
L. Alan Schafler                  Controller/Director

/s/Erich Schmid                  Director                 October 6, 1999
-------------------
Eerich Schmid

/s/James Yanai                 Director                   October 6, 1999
-------------------
James Yanai
